                                                                   Exhibit 10.24

James P. Clough
3291 North Buffalo Drive
Las Vegas, NV 89129

Dear Jim:

This letter agreement (the "Agreement") sets forth the terms and conditions of your employment with PurchasePro.com, Inc. (the "Company"). In consideration of the mutual covenants and promises made in this Agreement, you and the Company agree as follows:

1.  Employment.

Commencing as of January 19, 2000 (the "Effective Date"), you will serve as the Company's Executive Vice President Corporate Development. You will be given such duties, responsibilities and authority as are appropriate to such position, including responsibility for mergers and acquisitions and such other duties that are consistent with your title, as determined by the Chief Executive Officer of the Company (the "CEO"). Throughout the term of your employment, you will devote such business time and energies to the business and affairs of the Company as needed to carry out your duties and responsibilities, subject to the overall supervision and direction of the CEO. You will report directly to the CEO at all times during the term of this Agreement.

2.  Term.

The term of this Agreement will commence on the Effective Date and will continue for two (2) years thereafter. During the term of this Agreement, your employment with the Company will be "at-will." Either you or the Company can terminate your employment at any time and for any reason, with or without Cause (as defined in Section 8) and with or without notice, in each case subject to the terms and provisions of Section 8.

3.  Salary.

For your services to the Company, you will be paid a base salary, payable in accordance with the Company's usual payroll practices during your employment, at an annualized rate of $190,000 per year or at such higher rate as the Company may determine from time to time. Once the Company has increased such salary, it thereafter will not be reduced. (The annual compensation specified in this Section 3, together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")

4.  Bonuses.

During the term of this Agreement, you will be eligible for bonuses in amounts to be determined by the Company in its sole discretion.

5.  Employee Benefits.

During the term of this Agreement, you will be entitled to participate in all Company employee benefit plans and compensation and perquisite programs made available to the Company's executives or salaried employees generally. You will be entitled to four weeks of paid vacation each year, provided that you will not accumulate unused vacation of more than five weeks.

6.  Expense Allowances; Business Expenses; and Indemnification.

During your employment, the Company will pay you the following expense allowances: (a) a monthly housing allowance sufficient to cover the expense of leasing an apartment in the Las Vegas metropolitan area; (b) a $25,000 expense allowance upon signing this Agreement for your relocation expenses; (c) a monthly automobile allowance of $1,000; and (d) a monthly cellular telephone allowance in the amount of $100. During your employment, you will be reimbursed by the Company for (a) necessary and reasonable travel expenses that you may incur when commuting from your California vacation home, including, without limitation, reasonable air travel, parking, and taxis; and (b) reasonable travel (including 1st class air travel on all flights of over two hours' duration), entertainment and other business expenses in connection with your duties under this Agreement.


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James P. Clough, Esq.
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During your employment, you will be entitled to indemnification by the Company to the fullest extent allowed under Nevada law and director & officer insurance coverage in a customary amount. You and the Company will sign and deliver counterpart copies of the Company's standard Indemnification Agreement.

7. Stock Option. You and the Company have entered into a stock option agreement in the form attached to this Agreement as Exhibit A.

8.  Consequences of Termination of Employment.

      (a) For Cause. If the Company terminates your employment for Cause or if you voluntarily resign for any reason other than Good Reason (as defined in Subparagraph (b) below), you only will be entitled to the compensation, benefits and reimbursements described in Sections 3, 4, 5 and 6 for the period preceding the effective date of your termination of employment. You will be entitled to no other compensation, benefits or reimbursements from the Company. The Company will pay you any amounts owed to you under this Subparagraph (a) in a lump sum within ten days of the effective date of your termination.

"Cause" will exist in the event you engage in conduct constituting willful dishonesty, intentional fraud or persistent gross negligence, in each case in the performance of your duties to the Company under this Agreement, that causes substantial economic loss to the Company. The Company will give you reasonable advance written notice that it intends to terminate your employment for Cause. The written notice will specify the particular acts or failures to act that are the reason or reasons for your termination for Cause. Within 20 days of your receipt of the notice, the Company will give you the opportunity to meet with the Board of Directors of the Company, accompanied by counsel, to defend your acts or failures to act. The Company will give you 14 working days after the meeting with the Board to correct such acts or failures to act. If you fail to correct such acts or failures to act within 14 working days of your meeting with the Board, your employment automatically will terminate for Cause.

      (b) Other Terminations. If the Company terminates your employment for any reason other than for Cause, or if your employment terminates for Good Reason or on account of death or Total and Permanent Disability (as defined in section 2(x) of the Plan), then (i) all stock options that you have been granted will become fully vested and shall remain exercisable for a period of 12 months following your termination of employment; (ii) you will be entitled to compensation, benefits and reimbursements described in Sections 3, 4, 5 and 6 for the period preceding the effective date of your termination of employment; and (iii) you will be entitled to a severance payment in an amount equal to two times your annual rate of Base Compensation, as in effect on the date of your termination. You will not be entitled to any other compensation, benefits, or reimbursements from the Company. The Company will pay you any amounts owed to you under this Subparagraph (b) in a lump sum within ten days of the effective date of your termination.

      Your employment will terminate for "Good Reason" if you resign from the Company for any one of the following reasons: (i) the Company breaches any of its obligations to you under this Agreement and such a breach is not cured within 10 days' written notice by you; (ii) the Company changes your title, working conditions or duties such that your powers, duties or working conditions are diminished, reduced or otherwise changed to include powers, duties, or working conditions which are not generally consistent with your title, continuing after written notice and 10 days to cure; or (iii) the Company involuntarily relocates your primary place of employment outside of the Las Vegas metropolitan area.

      (c) Termination Other than for Cause Following a Change in Control. If the Company terminates your employment for any reason other than for Cause within two years following the effective date of a Change in Control (as defined in section 2(b) of the Plan), then you will be entitled to the payments, full vesting, reimbursements and benefits described in Subparagraphs (b)(i), (ii) and
(iii) of this Section 8 and, in addition, you shall continue to enjoy benefits under


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James P. Clough, Esq.
Page 3

any plans of the Company in which you were a participant described in Section 5 above to the full extent of your rights under such plans during your employment, for one year after your termination; provided, however, that the benefits under any such plans in which the you are a participant, including any such perquisites, shall cease upon reemployment by a new employer; provided, further, that no benefits shall be provided to the extent such benefits cannot be obtained under the applicable insurance policy or benefit program covering active employees. You will not be entitled to any other compensation, benefits, or reimbursements from the Company. The Company will pay you any amounts owed to you under this Subparagraph (c) in a lump sum within ten days of the effective date of your termination.

          (d) Release of Claims.

As a condition to full vesting of your stock options or your receipt of any benefits or payments under this Section 8, you will be required to execute a release of all claims arising out of your employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law, but excluding claims for indemnification from the Company under any indemnification agreement with the Company, its certificate of incorporation and by-laws or applicable law or claims for directors and officers' insurance coverage.

           (e) Conditions to Receipt of Payments and Benefits.

In view of your position and access to proprietary information, as a condition to full vesting of your option or receipt of benefits or payments described in this Section 8, you will not, without the Company's written consent, directly or indirectly, alone or as a partner, joint venture, officer, director, employee, consultant, agent or stockholder (other than as a less than 5% stockholder of a publicly traded company), within one year of your date of termination from the Company (i) engage in any activity which is in competition with the business, products or services of the Company; (ii) solicit or hire any of the Company's employees, consultants or customers; or (iii) otherwise breach your proprietary information obligations. You agree to execute and comply with the form of proprietary information agreement adopted by the Company.

9.  Assignability; Binding Nature.

Commencing on the Effective Date, this Agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This Agreement may not be assigned by you, except that your rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and assumes the Company's obligations under this Agreement contractually or as a matter of law.

10.  Governing Law.

This Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of Nevada (without regard to its choice of law provisions).

11.  Arbitration.

The parties agree that any disputes arising out of or related to this Agreement will be resolved by using the following procedures:

      (a) The party claiming to be aggrieved will furnish to the other party a written statement of the grievance and the relief requested or proposed.

      (b) If the other party does not agree to furnish the relief requested or proposed, or otherwise does not satisfy the demand of the party claiming to be aggrieved, the parties will submit the dispute to non-binding mediation before a mediator to be jointly selected by the parties.


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James P. Clough, Esq.
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     (c) If the mediation does not produce a resolution of the dispute, the parties agree that the dispute will be resolved by final and binding arbitration in Las Vegas, Nevada. The parties will attempt to agree to the identity of an arbitrator, and, if they are unable to do so, they will obtain a list of arbitrators from the Judicial Arbitration and Mediation Service and select an arbitrator by striking names from that list. The arbitrator will have the authority to determine whether the conduct complained of violates the rights of the complaining party and, if so, to grant any relief authorized by law. The arbitrator will not have the authority to modify, change or refuse to enforce the terms of this Agreement.

      (d) Arbitration will be the exclusive final remedy for any dispute between the parties, and the parties agree that no dispute will be submitted to arbitration where the party claiming to be aggrieved has not complied with the preliminary steps provided for above, provided however, that this Section 10 will not be construed to eliminate or reduce any right the Company or you may otherwise have to seek and obtain from a court a temporary restraining order or a preliminary or permanent injunction to enforce the restrictions of
Section 8(e) of this Agreement. The parties agree that the arbitration award will be enforceable in Clark County Superior Court so long as the arbitrator's findings of fact are supported by substantial evidence on the whole and the arbitrator has not made errors of law.

12.  Withholding.

Anything to the contrary notwithstanding, following the Effective Date all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in it reasonable discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

13.  Entire Agreement.

This Agreement, including the attached Appendix A, contains all the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements, whether oral or in writing, previously entered into between the parties.


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James P. Clough, Esq.
Page 5

14.  Miscellaneous.

No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to by you and the Company in writing. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

Please indicate your acceptance and understanding of the terms of this Agreement by signing, dating and returning a counterpart copy to us.

                                                Sincerely,

                                                PurchasePro.com, Inc.


                                                By
                                                  ------------------------------
                                                    Charles E. Johnson, Jr.
                                                    Chairman and Chief Executive
                                                    Officer

Acknowledged and agreed:


-------------------------------------
James P. Clough

Dated:  January ____, 2000

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                                   APPENDIX A

                          NOTICE OF STOCK OPTION GRANT
                            UNDER THE 1999 STOCK PLAN
                            OF PURCHASEPRO.COM, INC.

      You have been granted the following option to purchase Common Stock of PurchasePro.Com, Inc. (the "Company") under the 1999 Stock Plan of PurchasePro.com, Inc. (the "Plan"):

Name of Optionee: James P. Clough

Total Number of Option Shares Granted: 150,000 shares

Type of Option:  Nonstatutory Stock Option

Exercise Price Per Share: $61.94

Grant Date: January 19, 2000

Vesting Commencement Date:  January 19, 2000

      By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the term and conditions of the Plan and this Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                PURCHASEPRO.COM, INC.


                                         By:
-----------------------------               ----------------------------
James P. Clough

                                         Title:
                                               -------------------------


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

                             STOCK OPTION AGREEMENT
                             FOR THE 1999 STOCK PLAN
                            OF PURCHASEPRO.COM, INC.

Tax Treatment         This option does not qualify as an incentive stock option under
                      Section 422 of the Internal Revenue Code of 1986, as amended (the
                      "Code") and will therefore receive tax as a nonqualified stock option (an "NSO").

Vesting Your option is fully vested and exercisable as to 75,000 shares. The remaining shares covered by your option will vest as follows: 1/3 (25,000 shares) after 6 months after the Vesting Commencement Date; another 1/3 (25,000 shares)
                      12 months after the Vesting Commencement Date, and the remaining 1/3 (25,000 shares) 18 months after the Vesting
                      Commencement Date. Your option will become fully vested and exercisable in the event any one of the following occurs:

                      o The Company involuntarily terminates your employment without Cause (as defined in section 8(a) of your employment agreement).

                      o     You voluntarily resign your employment for Good Reason
                            (as defined in section 8(b) of your employment agreement).

                      o The Company is subject to a Change in Control (as defined in Section 2(b) of the Plan).

                      o     You die or experience a Total and Permanent Disability
                            (as defined in Section 2(x) of the Plan).

Term Except as otherwise provided below, your option expires on January 19, 2010.

Termination for       If the Company terminates your employment for Cause (as
Cause or without      defined in section 8(a) of your employment agreement) or if
Good Reason           you voluntarily resign for any reason other than Good Reason
                      (as defined in section 8(b) of your employment Cause or
                      without agreement), then this option will expire 90 days after the Good Reason effective date of your termination of
                      employment.

Other                 If the Company terminates your employment for any reason
Terminations          other than Cause (as defined in section 8(a) of your
                      employment agreement), or if your employment terminates for
                      Good Reason (as defined in section 8(b) of your employment agreement) or on account of your death or your experiencing a Total and Permanent Disability (as defined in Section
                      2(x) of the Plan), then this option will expire at the
                      close of business at Company headquarters on the date 12
                      months after the effective date of your
                      termination of employment.

Leaves of Absence     For purposes of this option, your service does not
                      terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was
                      approved by the Company in writing and if continued
                      crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to
                      active work.

Restrictions on       The Company will not permit you to exercise this option if
Exercise              the issuance of shares at that time would violate any law
                      or regulation.


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James P. Clough, Esq.
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Notice of Exercise   When you wish to exercise this option you must notify the
                     Company by completing the attached "Notice of Exercise of Stock Option" form and filing it with the Human Resources Department of the Company. The notice will be effective when the Company receives it. If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment      When you submit your notice of exercise, you must include
                     payment of the option exercise price for the shares you are purchasing. You may purchase the shares in any of the following forms:

                     o  Personal check, a cashier's check or a money order.

                     o Shares of Company stock which have been owned by you or your representative for more than 12 months and which are surrendered to the Company in good form for transfer.

                     o By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you.

Withholding Taxes    You will not be allowed to exercise this option unless you
Stock Withholding    make arrangements acceptable to the Company to pay any
                     withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of and Stock the option exercise, will be applied to the withholding
                     Withholding taxes.

Restrictions on      By signing this Agreement, you agree not to sell any option
Resale               shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option   Prior to your death, only you can exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan.
                     If you attempt to do any of these things, this option will immediately become invalid. You may in any event dispose of this option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

Retention Rights     Neither your option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

Stockholder Rights   You, or your estate or heirs, have no rights as a
                     stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.


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James P. Clough, Esq.
Page 3


Adjustments          In the event of a stock split, a stock dividend or a
                     similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law       This Agreement will be interpreted and enforced under the
                     laws of the State of Nevada (without regard to their choice-of-law provisions).

The Plan and Other   The text of the Plan is incorporated in this Agreement by
Agreements           reference. This Agreement and the Plan constitute the
                     entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. Only another written agreement, signed by both parties may amend this Agreement.

                      BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                             DESCRIBED ABOVE AND IN THE PLAN.


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